SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No. ____]

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          ARC Wireless Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:
          Not applicable
          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:
          Not applicable
          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          Not applicable
          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:
          Not applicable
          ----------------------------------------------------------------------

     5.   Total fee paid:
          Not applicable
          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: Not applicable
     2.   Form, Schedule or Registration Statement No.: Not applicable
     3.   Filing Party: Not applicable
     4.   Date Filed: Not applicable

                          ARC WIRELESS SOLUTIONS, INC.
                            4860 Robb St., Suite 101
                        Wheat Ridge, Colorado 80033-2163
                                 (303) 421-4063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held August 8, 2002

     The Annual Meeting of the shareholders of ARC Wireless Solutions, Inc. (the "Company") will be held on August 8, 2002 at 9:00 a.m. (Denver, Colorado time) at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202 for the following purposes:

     1.   To elect a Board Of Directors consisting of four directors;

     2. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of HEIN + Associates LLP to serve as our certified independent accountants for the year ending December 31, 2002;

     3. To transact any other business that properly may come before the annual meeting.

     Only the shareholders of record as shown on the transfer books at the close of business on June 19, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

     All shareholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope. The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.


     ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.


                                            By the Board Of Directors


                                            /s/ Randall P. Marx
                                            -------------------
                                            Randall P. Marx
                                            Chief Executive Officer


Wheat Ridge, Colorado
June 27, 2002

                                 PROXY STATEMENT

                          ARC WIRELESS SOLUTIONS, INC.
                            4860 Robb St., Suite 101
                        Wheat Ridge, Colorado 80033-2163
                                 (303) 421-4063

                         ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                 August 8, 2002


     This proxy statement is provided in connection with the solicitation of proxies by the Board Of Directors of ARC Wireless Solutions, Inc., a Utah corporation (the "Company"), to be voted at the Annual Meeting Of Shareholders to be held at 9:00 a.m. (Denver, Colorado time) on August 8, 2002 at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to shareholders on or about June 27, 2002.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card, and (2) in favor of ratification of the selection of HEIN + Associates LLP as our independent certified accountants.

     A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with shareholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders. If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we intend to postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                            1. ELECTION OF DIRECTORS

     At the annual meeting, the shareholders will elect four directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "- Executive Compensation", "- Stock Ownership Of Directors And Principal Shareholders", and "- Certain Transactions With Management And Principal Shareholders".

                                                           Expiration Of     Initial Date
Name                  Age   Position With The Company    Term As Director    As Director
----                  ---   -------------------------    ----------------    -----------
Randall P. Marx*       49    Chief Executive Officer;   Next Annual Meeting      1990
                               Secretary; Director

Gregory E. Raskin*     48    President; President of    Next Annual Meeting      2001
                                Winncom; Director

Donald A. Huebner      56            Director           Next Annual Meeting      1998

Sigmund A. Balaban*    60            Director           Next Annual Meeting      1994

----------
*Member of the Compensation Committee of the Board Of Directors.

     Randall P. Marx became our Chief Executive Officer in February 2001 and has served as Director since May 1990. Mr. Marx served as Chief Executive Officer from November 1991 until July 2000, as Treasurer from December 1994 until June 30, 2000 and as Director of Acquisitions from July 2000 until February 2001.

From 1983 until 1989, Mr. Marx served as President of THT Lloyd's Inc., Lloyd's Electronics Corp. and Lloyd's Electronics Hong Kong Ltd., international consumer electronics companies. Lloyd's Electronics had domestic revenues of $100 million and international revenues of $30 million with over 400 employees worldwide. As CEO and President of THT Lloyd's Inc., a $10 million electronics holding company, Mr. Marx supervised the purchase of the Lloyd's Electronics business from Bacardi Corp. in 1986. As CEO and President of Lloyd's Electronics, Mr. Marx was directly responsible for all domestic and international operations including marketing, financing, product design and manufacturing with domestic offices in New Jersey and Los Angeles and international offices in Hong Kong, Tokyo and Taiwan. Mr. Marx is a director of EMCEE Broadcast Products, Inc., a manufacturer of multi-channel multipoint distribution service equipment and high power UHF television transmitters with common stock listed on the Nasdaq Small Cap Market System.

     Gregory E. Raskin, President of the Company and Winncom, founded Winncom in 1995 and joined us coincident with the acquisition of Winncom in May 2000. Mr. Raskin was elected as a Director of the Company in February 2001. Previous to Winncom, he was founder and President of a company that introduced (and certified) Wireless LANs to former Soviet Block Countries. He holds MS degrees in Electrical Engineering and Control System Engineering.

     Donald A. Huebner was our Chief Scientist from July 2000 to January 2002 and a consulting engineer from January 2002 and has served as Director beginning in 1998. Mr. Huebner served as Department Staff Engineer with Lockheed Martin Astronautics in Denver, Colorado from 1986 to July 2000. In this capacity, Dr. Huebner served as technical consultant for phased array and spacecraft antennas as well as other areas concerning antennas and communications. Prior to joining Lockheed Martin, Dr. Huebner served in various capacities with Ball Communication Systems and Hughes Aircraft Company. Dr. Huebner also served as a part-time faculty member in the electrical engineering departments at the University of Colorado at Boulder, California State University at Northridge, and University of California, Los Angeles ("UCLA"). Dr. Huebner also served as consultant to various companies, including as a consultant to the Company from 1990 to the present. Dr. Huebner received his Bachelor of Science in Electrical Engineering from UCLA in 1966 and his Masters of Science in Electrical Engineering from UCLA in 1968. Dr. Huebner received his Ph.D. from UCLA in 1972 and a Masters in Telecommunications from the University of Denver in 1996. Dr. Huebner is a member of a number of professional societies, including the Antennas And Propagation Society and Microwave Theory And Technique Society of the Institute of Electrical and Electronic Engineers.

     Sigmund A. Balaban has served as Director since December 1994. Mr. Balaban had served as Senior Vice President / Corporate Secretary of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Mr. Balaban was Vice President, Credit of Teknika Electronics since 1986 and as Senior Vice President and General Manager of Teknika Electronics since 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer. Mr. Balaban currently is a consultant to Fujitsu General America, Inc.

Other Executive Officers

     Monty R. Lamirato has been Chief Financial Officer and Treasurer since June 2001. Prior to joining the Company Mr. Lamirato served as the VP Finance for GS2.Net, Inc, an application service provider, from November 2000 to May 2001 and from June 1999 to October 2000 was VP Finance for an e-commerce retailer. From November 1993 to June 1999 Mr. Lamirato was President and Shareholder of Monty R. Lamirato, PC, a business consulting firm. Mr. Lamirato has been a certified public accountant in the State of Colorado since 1978.

     Steven C. Olson. Prior to joining ARC Wireless, Mr. Olson was employed at Ball Aerospace for 14 years, including the past five years as Director of Engineering for Ball's Wireless Communications Products Division. In this capacity Mr. Olson led the development of new technologies, resulting in industry leading antenna solutions for the wireless communications market. Before the Ball Wireless Communications unit was formed, Mr. Olson developed Ball's high performance, low cost AirBASE(TM) antenna technology specifically for use in its future commercial wireless business. He received his Bachelors and Masters of Science degrees in Electrical Engineering from the University of Utah in 1984 and 1985, respectively.

     Burton J. Calloway has been the Executive Vice President of the Company's ARC Wireless Communications Products Division since August 2001. From 1999 until August 2001, he had served as the Company's Vice President of Business Development. From 1995 to 1998, Mr. Calloway was Director of Sales of Ericsson's Enterprise Wireless Networks and from 1998 to 1999 was Director of Business Development. From 1984 to 1992, Mr. Calloway was a Regional Sales Manager for Ericsson. He was Vice President of Sales for Cintech Telemanagement from 1992 to 1994 and was Vice President of Marketing and Sales for Teletron Inc. from August 1999 through March 2000.

     Each of our officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

     Board and Committee Meetings

     The Board Of Directors met seven times during the fiscal year ended December 31, 2001, and each director participated in at least 75% of the meetings of the Board Of Directors.

     The Board Of Directors currently has a Compensation Committee which met one time during the fiscal year ended December 31, 2001. All members of the Compensation Committee participated in that meeting. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Marx, Raskin and Balaban.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file with the Securities Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We believe that during the year ended December 31, 2001, our officers, directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements. In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

Executive Compensation

     Summary Compensation Table

     The following table sets forth in summary form the compensation earned during each of the last three years ended December 31, 2001 by our current and past Chief Executive Officer and each other executive officer who received total salary and bonus exceeding $100,000 during any of the three successive years ended December 31, 2001 (the "Named Executive Officers").

                                                                                  Long Term Compensation
                                                                       --------------------------------------------
                                         Annual Compensation                  Awards                  Payouts
                               --------------------------------------- --------------------     -------------------
                                                             Other     Restricted
                                                             Annual      Stock                   LTIP     All Other
                               Fiscal  Salary     Bonus   Compensation   Awards     Options     Payouts  Compensation
Name and Principal Position     Year   ($) (1)   ($) (2)     ($) (3)       ($)        (#)       ($) (4)    ($) (5)
---------------------------     ----   -------   -------     -------       ---        ---       -------    -------

Randall P. Marx                 2001   175,000        0         0           0             0        0          0
   Chief Executive Officer;
   Secretary; and Director      2000   115,000        0         0           0             0        0          0

                                1999   115,000        0         0           0             0        0          0

Gregory E. Raskin               2001   250,000        0         0           0             0        0          0
   President; President of
   Winncom; and Director        2000   148,000  125,000         0           0       250,000        0          0

Burton J. Calloway              2001   106,000    4,171         0           0       200,000        0          0
   Executive Vice President (7)
                                2000    55,000        0         0           0       150,000        0          0

Glenn A. Befort                 2001    99,000        0         0           0             0        0          0
   Former Chief Executive
   Officer (6)                  2000   123,000   76,000         0           0     8,400,000        0          0

----------
(1)  The dollar value of base salary (cash and non-cash) earned during the year indicated.

(2) The dollar value of bonus (cash and non-cash) earned during the year indicated.

                                       5


(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 Stock Option And Compensation Plan.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including our annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums we paid, or that were paid on our behalf, with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums we paid or that were paid on our behalf.

(6)  Mr. Befort served in these capacities from July 2000 until February 2001.

(7)  Mr. Calloway is Executive Vice President of the Wireless Communications
     Products Division.

Option Grants in Last Fiscal Year
---------------------------------

     The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended December 31, 2001. Except as set forth in the table below, during fiscal year 2001 the Company did not grant any stock options under the Company's Incentive Plans to any of the Named Executive Officers.

                                Option Grants in Last Fiscal Year

                                   % of Total
                     Number of     Options
                     Securities    Granted to                            Potential Realizable Value
                     Underlying    Employees    Exercise                 at Assumed Annual Rates of
                     Options       in Fiscal    Price       Expiration   Stock Price Appreciation
Name                 Granted (#)   Year         ($/Share)   Date         for Option Term *
----                 -----------   ----         ---------   ----         ---------------
                                                                           5%          10%
                                                                         -------     -------
Randall P. Marx      0             0            N/A         N/A          N/A         N/A
Gregory E. Raskin    0             0            N/A         N/A          N/A         N/A
Burton J. Calloway   200,000       12.8%        $.33        5/30/03      $73,000     $80,000

----------

* Measured as the product of (A) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option), and (ii) the per-share exercise price of the option, and (B) the number of securities underlying the grant at fiscal year-end.

Aggregated Option Exercises And Fiscal Year-End Option Value Table
------------------------------------------------------------------

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 2001 by the Named
Executive Officers and the value of unexercised stock options held by the Named
Executive Officers as of December 31, 2001.

                                       6


                            Aggregated Option Exercises For Fiscal Year Ended
                            December 31, 2001 And Year-End Option Values (1)

                                                    Number of Securities          Value of Unexercised
                                               Underlying Unexercised Options    In-the-Money Options at
                                                 at Fiscal Year-End (#) (4)      Fiscal Year-End ($) (5)
                                                 ---------------------------   ---------------------------
                  Shares
                  Acquired on    Value Realized
Name              Exercise (2)   ($) (3)         Exercisable   Unexercisable   Exercisable   Unexercisable
----              ------------   -------         -----------   -------------   -----------   -------------
Randall P. Marx        0               0             0               0            0               0
Gregory E. Raskin      0               0          250,000            0            0               0
Burton J. Calloway     0               0          350,000            0            0               0

----------

(1)  No stock appreciation rights are held by any of the Named Executive
     Officers.

(2) The number of shares received upon exercise of options during the year ended December 31, 2001.

(3) With respect to options exercised during the year ended December 31, 2001, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(4) The total number of unexercised options held as of December 31, 2001, separated between those options that were exercisable and those options that were not exercisable on that date.

(5) For all unexercised options held as of December 31, 2001, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 2001. The price used to calculate these figures was the closing sale price of the common stock at year's end, which was $0.18 per share on December 31, 2001.

Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

     Other than our stock option plan and 401(k) plan, we have no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

1997 Stock Option And Compensation Plan

     In November 1997, the Board Of Directors approved our 1997 Stock Option And Compensation Plan (the "Plan"). Our shareholders approved the Plan in May 1998. Pursuant to the Plan, we may grant options to purchase an aggregate of 5,000,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The Plan is administered by an option committee that determines the terms of the options subject to the requirements of the Plan, except that the option committee shall not administer the Plan with respect to automatic grants of options to our directors who are not our employees. The option committee may be the entire Board or a committee of the Board.

     Through May 24, 2000, directors who were not also our employees ("Outside Directors") automatically received options to purchase 250,000 shares pursuant to the Plan at the time of their election as an Outside Director. These options held by Outside Directors were not exercisable at the time of grant. Options to purchase 50,000 shares became exercisable for each meeting of the Board Of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director, but in no event earlier than six months following the date of grant. The exercise price for options granted to Outside Directors was equal to the closing price per share of our common stock on the date of grant. All options granted to Outside Directors expired five years after the date of grant. On the date that all of an Outside Director's options became exercisable, options to purchase an additional 250,000 shares, which were exercisable no earlier than six months from the date of grant, were automatically granted to that Outside Director. On May 24, 2000, the Board Of Directors voted to (1) decrease the amount of options automatically granted to Outside Directors from 250,000 to 25,000 options, and (2) decrease the amount of exercisable options from 50,000 to 5,000 per meeting. The term of the Outside Director option granted in the future was lowered from five years to two years. The other terms of the Outside Director options did not change.

     The Company granted a total of 275,000 options to Outside Directors under the Plan during 2000, at exercise prices from $0.89 to $1.01 per share, and 25,000 options to Outside Directors under the Plan during 2001 at an exercise price of $.35 per share.

     As of June 1, 2002, there were 635,000 exercisable options outstanding related to the grants to Outside Directors. Donald Huebner's employment terminated on January 31, 2002 but he continues as a director of the Company. As a result, all of his options are disclosed as Outside Directors options.

     In addition to Outside Director option grants, the Board Of Directors may grant incentive options to our key employees pursuant to the Plan. In 2001, the Board granted a total of 1,560,000 options under the Plan to employees at prices ranging from $.21 to $.58. In 2000, the Board granted a total of 11,870,000 options to employees, of which 2,001,000 were granted under the Plan, at prices from $0.63 to $1.7187, and the Board granted 600,000 options to employees under the Plan in 1999, at $0.06 per share. Subsequent to December 31, 2000, the Company canceled a total of 9,900,000 options that were granted in 2000, including 676,000 granted under the Plan, and replaced them with 600,000 new options outside of the Plan at a price equal to the closing price per share on the dates of their respective departures, in conjunction with the contract eliminations of the former CEO and CFO (see below "Employment Contracts And Termination of Employment And Change-in-Control Arrangements" and the "Subsequent Events" footnote to the financial statements). As of June 1, 2002, there were 1,610,000 exercisable options outstanding related to grants to employees, all of which were granted under the Plan.

     In connection with his separation from the Company, Glenn A. Befort was granted options to purchase 250,000 shares for $0.325 per share until February 21, 2004. See below, "Employment Contracts And Termination Of Employment And Change-In-Control Arrangements".

     As of June 1, 2002, there were 2,285,000 options to purchase shares of common stock outstanding under the Plan and 1,190,639 shares or options to purchase shares of common stock were available to be granted under the Plan.

Compensation Of Outside Directors

     Standard Arrangements

     Outside Directors are paid $250 for each meeting of the Board Of Directors that they attend. For meetings in excess of four meetings per year, Outside Directors receive $50 per meeting. Pursuant to the terms of the 1997 Stock Option and Compensation Plan, Outside Directors may elect to receive payment of the meeting fee in the form of our restricted common stock at a rate per share equal to the fair market value of the common stock on the date of the meeting by informing our Secretary, Chief Executive Officer or President of that election on or before the date of the meeting. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf. In addition, each Outside Director receives options to purchase shares of common stock (for details see the "1997 Stock Option And Compensation Plan" section above).

     During the fiscal year ended December 31, 2000, outside Directors vested 325,000 stock options and earned $3,400 in meeting attendance fees. During the fiscal year ended December 31, 2001, outside Directors vested 65,000 stock options and earned $2,250 in meeting attendance fees.

     Other Arrangements.

     During each of the years ended December 31, 2001 and 2000, no compensation was paid to our Outside Directors other than pursuant to the standard compensation arrangements described in the previous section.

Employment Contracts And Termination Of Employment And Change-In-Control Arrangements

     We entered into a written employment agreement with Glenn A. Befort, our former Chief Executive Officer and Treasurer on July 3, 2000. The agreement provided for a term of three years with an annual salary rate of $250,000 and a guaranteed bonus of $75,000 for the year 2000. Mr. Befort was eligible for a bonus in an amount equal to the greater of $150,000 or five percent of EBIDTA for each fiscal year ending in the year 2001 and beyond, if our EBIDTA for the applicable fiscal year is at least $1.00. Mr. Befort was granted options to purchase not more than 8,400,000 shares of our common stock at an exercise price equal to the weighted average trading price of the common stock on July 3, 2000 and with all his options expiring on July 3, 2005, and with all the options subject to the following terms:

o 2,800,000 of the options were to become exercisable on July 3, 2001, if Mr. Befort remained employed by us on that date;

o 2,800,000 of the options were to become exercisable on July 3, 2002, if Mr. Befort remained employed by us on that date;

o 2,800,000 of the options were to become exercisable on July 3, 2003, if Mr. Befort remained employed by us on that date; and

o The options were, to the maximum extent permissible by the Internal Revenue Code (the "Code"), considered Incentive Stock Options as that term is interpreted in the Code.

     On February 9, 2001, we entered into a separation agreement and release with Mr. Befort under which it was mutually agreed to terminate Befort's employment effective February 21, 2001 (the "Termination Date"). Mr. Befort agreed to resign from his positions as an officer and director of the Company and, as applicable, from the Company's subsidiaries and affiliates in exchange for the following compensation, benefits and options, which replaced the compensation, benefits and options provided in Mr. Befort's employment agreement described above:

o Payment, for 90 days after the Termination Date, of the same salary that we had been paying him under the Befort Agreement, with payments being made on our usual payroll dates. No additional compensation for vacation and sick days accrued or was payable to Mr. Befort during the 90-day period; and

o Issuance of options (the "Severance Options") to purchase 250,000 shares of our restricted common stock for a period of three years commencing on the Termination Date at an exercise price of $0.325 per share.

     We entered into a written employment agreement with Randall P. Marx on October 1, 1998 with an effective date of September 1, 1998. Mr. Marx is the beneficial owner of 5.5 percent of our stock or 8,381,128 shares. The agreement was for a period of two years with an annual salary of $115,000. Mr. Marx was also eligible for a bonus of five percent of the income from our operations per fiscal year for each fiscal year during the term. No bonus was earned in either year. As a part of this agreement, Mr. Marx agreed to not compete with us for a period of two years following his termination as our employee. Effective, January 8, 2001, Mr. Marx entered into a one-year employment agreement with total annual compensation of $175,000. Effective February 12, 2001, Mr. Marx replaced Glenn A. Befort as Chief Executive Officer of the Company.

     We entered into a written employment agreement with Gregory E. Raskin, President of our Winncom subsidiary, effective May 24, 2000. Mr. Raskin is the beneficial owner of 2.4 percent of our stock or 4,319,162 shares. The employment agreement is for the period May 24, 2000 through May 31, 2002, at an annual base salary of $250,000. Mr. Raskin also is eligible to earn bonuses of up to $500,000 over the term of the agreement, based on Winncom's periodic attainment of certain revenues and earnings objectives. Mr. Raskin earned his maximum bonus of $125,000 in 2000, no bonus was earned in 2001. Mr. Raskin also received options to purchase 250,000 shares of our common stock at a price of $0.89 per share during the period from December 19, 2000 through May 24, 2002.

     We entered into a written employment agreement with Burton J. Calloway, Executive Vice President of the Wireless Communications Products Division, effective May 30, 2000. The employment agreement is for the period May 30, 2000 through May 29, 2003, at an annual base salary of $100,000. The base salary was adjusted to $115,000 effective October 1, 2001. Mr. Calloway also is eligible to earn bonuses of 3% of net profits over $180,000 of the Wireless Communications Products Division over the term of the agreement. A bonus of $4,171 was earned for 2001. Pursuant to his employment agreement, Mr. Calloway also received options to purchase: 150,000 shares of our common stock at a price of $1.01, exercisable from May 30, 2000 until May 30, 2002; 200,000 shares at a price of $.33 exercisable from May 30, 2001 until May 30, 2003; and 200,000 shares at a price of $.145 exercisable from May 30, 2002 until May 29, 2004.

     We entered into a written employment agreement with Monty R. Lamirato, our Chief Financial Officer and Treasurer, effective June 22, 2001. The employment agreement is for the period June 22, 2001 through June 30, 2004, at an annual base salary of $111,000. Mr. Lamirato also is eligible to earn bonuses of $35,000 or 3% of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), whichever is greater, over the term of the agreement. No bonus was earned for 2001. Mr. Lamirato also received options to purchase 175,000 shares of our common stock at a price of $0.33 per share during the period from June 22, 2001 through June 30, 2004.

     We entered into a written employment agreement with Steven C. Olson, our Chief Technology Officer, effective August 13, 2001. The employment agreement is for the period August 13, 2001 through August 13, 2004 at an annual base salary of $155,000. Mr. Olson also is eligible to earn bonuses, upon achieving certain gross margin objectives, over the term of the agreement. No bonus was earned for 2001. Mr. Olson also received options to purchase 500,000 shares of our common stock at a price of $0.27 per share during the period from August 13, 2001 through August 13, 2004.

     We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with us or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that
(1) the Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control, and (2) all options granted to each of Messrs. Olson, Calloway and Lamirato pursuant to employment agreements with those officers will vest immediately upon a change-in-control.

Stock Ownership Of Directors And Principal Shareholders

     As of June 19, 2002, there were 153,313,068 shares of our common stock outstanding. The following table summarizes certain information as of that date with respect to the beneficial ownership of our common stock by each director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:

Name and Address                 Number of Shares
of Beneficial Owner              Beneficially Owned (1)         Percent of Class
-------------------              ----------------------         ----------------

Randall P. Marx                     8,381,128(2)                      5.5%
ARC Wireless Solutions, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Sigmund A. Balaban                  1,547,150(3)                        1%
10 Grecian Street
Parsippany, NJ  07054

Donald A. Huebner                     596,884(4)                        *
ARC Wireless Solutions, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Gregory E. Raskin                   4,069,162(5)                      2.7%
ARC Wireless Solutions, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Monty R. Lamirato                     175,000(6)                        *
ARC Wireless Solutions, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Burton J. Calloway                    400,000(7)                        *
ARC Wireless Solutions, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, CO  80033

Barry Nathanson                     9,524,509                         6.3%
6 Shore Cliff Place
Great Neck, NY  11023

Hudson River Investments, Inc.      6,266,667                         4.1%
c/o Nemazee Capital Corp.
720 Fifth Avenue
New York, NY 10019

Evansville Limited                  8,446,667                         5.5%
c/o Quadrant Management Inc.
720 Fifth Avenue, 9th Floor
New York, NY  10019

All officers and directors
as a group (six persons)           15,169,324(2)(3)                  10.0%
                                          (4)(5)(6)
----------
* Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 8,312,665 shares directly held by Mr. Marx, 40,000 shares held by his spouse's IRA and 28,463 shares owned beneficially through a 50% ownership of an LLC. This does not include 900,000 shares owned plus warrants to purchase 150,000 shares at $1.00 per share owned by the Harold and Theora Marx Living Trust, of which Mr. Marx's parents are trustees, as Mr. Marx disclaims beneficial ownership of these shares. This also does not include 155,000 shares owned by Warren E. Spencer Living Trust, of which Mr. Marx's mother-in-law is trustee, as Mr. Marx disclaims beneficial ownership of these shares.

(3) Includes 1,414,721 shares directly held by Mr. Balaban; Outside Director options granted under the 1997 Stock Option and Compensation Plan to purchase 100,000 shares at $0.15 per share until September 8, 2004, all of which are currently exercisable. Outside Director options to purchase 25,000 shares at $0.17 per share until May 15, 2004, 5,000 of which are currently exercisable.

(4) Includes 69,500 shares directly held by Dr. Huebner; Outside Director options granted under the 1997 Stock Option and Compensation Plan to purchase 250,000 shares at $0.085 per share until May 15, 2003, and 250,000 shares at $0.06 per share until May 10, 2004. Outside Director options to purchase 25,000 shares at $0.17 per share until May 15, 2004, 5,000 of which are currently exercisable.

(5) Includes 3,898,389 shares directly held by Mr. Raskin, 170,773 shares beneficially owned by a partnership in which Mr. Raskin is a partner.

(6) Consists of options to purchase 175,000 shares at $.33 per share until June 22, 2004, granted under the 1997 Stock Option and Compensation Plan all of which are currently exercisable.

(7) Consists of currently exercisable options to purchase 200,000 shares at $.33 per share until May 30, 2003 and options to purchase 200,000 shares at $.145 per share until May 30, 2004.

Certain Transactions With Management And Principal Shareholders

     During 2001, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

         2. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP AS THE COMPANY'S CERTIFIED INDEPENDENT ACOUNTANTS

     The Board Of Directors recommends that the shareholders vote in favor of ratifying the selection of the certified public accounting firm of HEIN + Associates LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the year ending December 31, 2002 or until the Board Of Directors, in its discretion, replaces them. HEIN + Associates also audited our financial statements for the fiscal year ended December 31, 2001.

     An affirmative vote of the majority of shares represented at the meeting is necessary to approve the selection of auditors. There is no legal requirement for submitting this proposal to the shareholders; however, the Board Of Directors believes that it is of sufficient importance to seek approval. Whether the proposal is approved or defeated, the Board may reconsider its selection of HEIN + Associates LLP. It is expected that one or more representatives of HEIN + Associates LLP will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

     The Board Of Directors recommends a vote "FOR" the proposal to ratify the selection of HEIN + Associates LLP as our certified independent accountants.

                                 OTHER BUSINESS

     The Board Of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the annual meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to shareholders for their consideration, unless a different number of votes is required by Utah law or our Articles Of Incorporation. Abstentions by those present at the annual meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a shareholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of shareholders following the end of our 2002 fiscal year, proposals by individual shareholders must be received by us no later than February 7, 2003.

     In addition, the proxy solicited by the Board Of Directors for the next annual meeting of shareholders will confer discretionary authority on any shareholder proposal presented at that meeting unless we are provided with notice of that proposal no later than May 2, 2003.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 is being mailed to each Shareholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our 2001 Form 10-KSB to any shareholder of record, or to any shareholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on June 19, 2002. Any request for a copy of our 2001 Form 10-KSB should be mailed to ARC Wireless Solutions, Inc., 4860 Robb Street, Suite 101, Wheat Ridge, Colorado 80033-2163, Attention: Investor Relations.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement and materials delivered with this proxy statement include "forward-looking" statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including without limitation statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-KSB for the year ended December 31, 2001. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

     This notice and proxy statement are sent by order of the Board Of
Directors.



Dated:  June 27, 2002                        /s/ Randall P. Marx
                                             -------------------
                                             Randall P. Marx
                                             Chief Executive Officer



                                    * * * * *

PROXY                                                                      PROXY

                    For the Annual Meeting Of Shareholders of
                          ARC WIRELESS SOLUTIONS, INC.
               Proxy Solicited on Behalf of the Board Of Directors


     The undersigned hereby appoints Randall P. Marx as proxy with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ARC Wireless Solutions, Inc. (the "Company"), to be held at 9:00 A.M. (Denver, Colorado time) on August 8th, 2002, at the Brown Palace Hotel, 321 17th Street, Denver, Colorado 80202, or any adjournments thereof, on the following matters:


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------


[X]  Please mark votes as in this example.


Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3. This proxy is solicited on behalf of the Board Of Directors of ARC Wireless Solutions, Inc.

1.   ELECTION OF DIRECTORS

     Nominees: Sigmund A. Balaban, Donald A. Huebner, Randall P. Marx and
               Gregory E. Raskin.

     FOR ALL NOMINEES  [ ]         WITHHELD FROM ALL NOMINEES  [ ]

     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE  [ ]

2. Proposal to ratify the selection of HEIN + Associates LLP as the Company's certified independent accountants.

     [ ]   FOR                    [ ]   AGAINST               [ ]   ABSTAIN

3. In his discretion, the proxy is authorized to vote upon an adjournment or postponement of the meeting.

     [ ]   FOR                    [ ]   AGAINST               [ ]    ABSTAIN

4. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.



MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.




(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)



Signature:                            Date:
          ----------------------           -------------------------------------




Signature:                            Date:
          ----------------------           -------------------------------------